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                                                                    EXHIBIT 10.1

                                                                  July    , 1994

Fidelity Federal Bank
600 North Brand Boulevard
Glendale, California 91203

Dear Sirs:

     The undersigned investor ("Investor"), subject and pursuant to the terms and conditions set forth below, agrees to purchase from Fidelity Federal Bank, a Federal Savings Bank ("Fidelity"), and Fidelity, subject and pursuant to the terms and conditions set forth below, agrees to issue and sell to such Investor, the shares of Class A Common Stock, par value $.01 per share, of Fidelity (the "Class A Common Stock"), and the shares of Class C Common Stock, par value $.01 per share, of Fidelity (the "Class C Common Stock," and together with the Class A Common Stock, the "Common Stock"), specified in Section 3 below. The Common Stock is being offered pursuant to an Offering Circular (the "Offering Circular"), dated as of July 12, 1994. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Offering Circular.

     1. Representations and Warranties of Investor.

     Investor hereby represents and warrants to, and covenants and agrees with, Fidelity that:

          (a) Investor has received a copy of the Offering Circular relating to the shares of Common Stock that Investor agrees to purchase pursuant to
     Section 3 below and understands that no person has been authorized to give any information or to make any representations that were not contained in such Offering Circular, and Investor has not relied on any such other information or representations in making a decision to purchase any shares of Common Stock. Investor understands that an investment in Fidelity involves a high degree of risk, including the risks set forth under the caption "RISK FACTORS" in the Offering Circular.

          (b) Investor has been advised that (i) there are significant restrictions on the transfer of the Common Stock, (ii) there has been no prior trading market for the Common Stock, (iii) only a limited trading market for the Class A Common Stock, if any, is likely to develop in the foreseeable future, (iv) it is unlikely that any trading market for the Class C Common Stock will develop in the foreseeable future, and (v) as a result, an investment in the Common Stock may be extremely illiquid.

          (c) Investor agrees and acknowledges, and at the Closing (as defined below) the charter of Fidelity will provide, that (i) for a period of thirty (30) days from the Closing, none of the Common Stock shall be transferable, and (ii) thereafter, until the date on which Fidelity files with the OTS its next annual report on Form 10-K for the first fiscal year ending after the date of the Closing, shares of Common Stock may be transferred only if such transfer is (A) to an affiliate of the transferor or an investment account under the control of the transferor or an affiliate of the transferor, or (B) of no fewer than 100,000 shares to each transferee in each transfer. Each transferee of shares of Common Stock shall be similarly bound by such transfer restrictions.

          (d) Investor has been advised that any and all certificates representing the shares of Common Stock and any and all certificates issued in replacement thereof or in exchange therefor shall bear the following legend, or one substantially similar thereto:

            UNDER THE TERMS OF THE AMENDED AND RESTATED CHARTER OF FIDELITY FEDERAL BANK (THE "BANK"), THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED PRIOR TO AUGUST, 1994
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            [30 DAYS FROM THE CLOSING].  THEREAFTER, UNTIL THE FILING BY THE
            BANK WITH THE OFFICE OF THRIFT SUPERVISION OF THE BANK'S NEXT ANNUAL REPORT ON FORM 10-K FOR THE FIRST FISCAL YEAR ENDING AFTER THE DATE OF THE CLOSING, THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN BLOCKS OF 100,000 SHARES OR MORE, EXCEPT AS DESCRIBED BELOW. DURING THAT TIME, THE TRANSFER AGENT WILL REFUSE TO ISSUE STOCK CERTIFICATES FOR FEWER THAN 100,000 SHARES EXCEPT WHERE THE TRANSFEROR PROVIDES
            WRITTEN CERTIFICATION THAT SUCH SHARES ARE BEING TRANSFERRED
            ONLY TO THE BENEFICIAL OWNERSHIP OF AN AFFILIATE OF THE TRANSFEROR OR AN INVESTMENT ACCOUNT UNDER THE CONTROL OF THE TRANSFEROR OR AN AFFILIATE OF THE TRANSFEROR.

          (e) Investor is a sophisticated "accredited investor" as defined in Rule 501 under the Securities Act of 1933, as amended, and Investor has sufficient knowledge and experience in financial and business matters to make an informed investment decision based upon the information included in the Offering Circular. Investor can bear the economic risk of loss of the entire investment in the Shares (as defined in Section 3); Investor intends to purchase the Shares for the account of Investor and its affiliates and not, in whole or in part, for the account of any other person; and Investor is acquiring the Shares for investment and without a view to distribution.

          (f) Investor has full power and authority to enter into this letter agreement (the "Agreement") and to consummate the transactions contemplated by the Agreement. The board of directors (or comparable body of authority) of Investor has taken all action required by law or by its charter, bylaws, partnership agreement or other governing instruments or otherwise to authorize (i) the approval, execution and delivery on behalf of Investor of the Agreement and (ii) the performance by Investor of its obligations under the Agreement. If Investor is acting in an advisory capacity, Investor has full power and authority (corporate and other) to act on behalf of its advisory clients under this Agreement. If Investor is a trust, the trustee thereof has been duly appointed as trustee of Investor with full power and authority to act on behalf on Investor and to perform the obligations of Investor under the Agreement. The Agreement is a valid and binding agreement of Investor, enforceable against Investor in accordance with its terms.

          (g) Investor is not "acting in concert" with any other purchaser or potential purchaser of shares of any class of the common stock of Fidelity within the meaning of Sections 574.2(c) and 574.4 of the regulations of the OTS (12 C.F.R. 574.2(c) and 574.4), in its acquisition of the Shares hereunder.

          (h) All consents, approvals and authorizations ("Consents") of, and all declarations and filings ("Filings") with, any governmental agency or body of the United States or any state thereof required to be obtained by Investor in connection with its purchase of Common Stock pursuant to this Agreement have been, or as of the Closing will have been, obtained, and all such Consents and Filings are, or as of the Closing will be, in full force and effect.

     2. Representation and Warranty of Fidelity.

     Fidelity represents and warrants to Investor that the execution, delivery and performance by Fidelity of this Agreement have been duly authorized by all necessary action and this Agreement has been duly executed and delivered by Fidelity and, when executed and delivered by Investor, will be a valid and binding agreement of Fidelity, enforceable against Fidelity in accordance with its terms.

     3. Subscription and Method of Payments.

     (a) Investor hereby agrees to purchase up to the number of shares of each class of Common Stock set forth on the signature page hereof (and Fidelity shall have the right to specify a lesser number of shares to be so purchased) for a cash

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price per share of $5.25. At least five business days prior to the Closing,
Fidelity shall so specify the precise number of the shares of Common Stock to be purchased by Investor (the "Shares"). The amount equal to the product of the number of Shares multiplied by $5.25 is referred to herein as the "Purchase Price." The Shares will be simultaneously issued, sold and delivered to Investor at the Closing described below.

     (b) Notwithstanding anything to the contrary herein, Fidelity shall not be obligated to issue or sell any shares of Common Stock to Investor unless, at the Closing (as defined below), purchasers of shares of Common Stock offered pursuant to the Offering Circular have tendered payment in immediately available funds to Fidelity for the purchase price of a minimum of 20,952,381 shares of Common Stock (or such greater amount of shares as to which Fidelity and the Placement Agent may agree) at a price of $5.25 per share.

     (c) If the conditions to the closing of the transactions contemplated hereby (the "Closing") are met, the Closing will be held at a time and place to be designated by Fidelity and the Placement Agent no later than August 4, 1994. Fidelity shall notify Investor of the time and place of the Closing at least five business days prior thereto, subject to the right of Fidelity to extend the date of the Closing to a date no later than August 4, 1994, by notice to the Investor no later than 10:00 a.m. (Eastern Daylight Time) on the day prior to the Closing as then scheduled. Investor agrees to deliver payment of the Purchase Price for the Shares to the Escrow Agent (as defined below) no later than 12:00 Noon (Eastern Daylight Time) on the day prior to the Closing by wire transfer in Federal funds for deposit in a non-interest bearing escrow account maintained by the Escrow Agent to be specified by Fidelity in its notice of the Closing. First Trust, N.A. (the "Escrow Agent") will act as escrow agent for the funds constituting the Purchase Price and will deliver payment of such funds to Fidelity at the Closing upon simultaneous delivery of certificates evidencing the Shares to the Placement Agent on behalf of Investor. If the Closing does not occur on or before August 4, 1994 for any reason, the Escrow Agent will promptly return the funds constituting the Purchase Price to Investor.

     4. Conditions to Consummation; Termination.

     (a) The respective obligations of Investor and Fidelity to effect the purchase and sale of the Shares shall be subject to the satisfaction or waiver prior to the Closing of the conditions set forth in Section 3(b) above and in the Agency Agreement to the transactions contemplated thereby.

     (b) This Agreement shall terminate if the Closing has not occurred on or before August 4, 1994.

     (c) This Agreement shall terminate, and the purchase and sale of the Shares shall be abandoned, upon the termination of the Agency Agreement for any reason, without further action or consent by Investor or Fidelity.

     (d) In the event that this Agreement is terminated pursuant to Section 4(b) or 4(c) hereof, all further obligations of the parties under this Agreement shall terminate without further liability of any party or their respective stockholders, directors or officers to any other party or to the stockholders, directors or officers of any other party; provided, however, that a termination of this Agreement arising out of a willful breach of, or an intentional misrepresentation in, this Agreement by any party shall not relieve such party of liability therefor or be deemed to be a waiver of any available remedy for any such willful breach or intentional misrepresentation. In the event of any claim or action relating to this Agreement, the prevailing party shall also be entitled to its reasonable attorneys' fees and expenses.

     (e) The representations, warranties, agreements and covenants of the parties set forth herein shall survive the Closing.

     5. Miscellaneous.

     (a) Investor agrees not to transfer or assign this Agreement, or any of Investor's interest herein, and further agrees that the transfer or assignment of the Shares acquired pursuant hereto shall be made only in accordance with the terms of Fidelity's Amended and Restated Charter as described in the Offering Circular under the caption "SHARES ELIGIBLE FOR FUTURE SALE; TRANSFER RESTRICTIONS."

     (b) This Agreement shall be binding upon Investor's successors and assigns.

     (c) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by written execution by both parties.

     (d) This Agreement shall be governed by, and interpreted in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of California.

     (e) Time is of the essence with respect to all provisions of this Agreement including, without limitation, Investor's obligation to pay the Purchase Price and Fidelity's obligation to deliver certificates evidencing the Shares on the date of the Closing.

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     (f)  By executing this Agreement below, Investor agrees to be bound by all of the terms, provisions, warranties and conditions contained herein. Upon acceptance by Fidelity, this Agreement shall be binding on both parties hereto.

                                Very truly yours,

- - ----------------------------------
[ ] Unless the foregoing box is         -----------------------------------
checked, Investor is neither a                      (Name)
pension trust or profit sharing
trust nor any other kind of
employee benefit trust or fund          By:/s/
forming a part of a plan or                --------------------------------
plans qualified under the
provisions of Section 401(a) of
the Code and exempt under the           Printed
provisions of Section 501(a) of
the Code.                                  Name:
                                                ---------------------------
     If the foregoing box is
checked, Investor represents that       Title:
either (x) the terms of any such              -----------------------------
trust or fund specifically
authorize the deposit of funds in       Address:
a separate account as contem-                   ---------------------------
plated by the Escrow Agreement
among Fidelity, Citadel, the                    ---------------------------
Placement Agent and the Escrow
Agent or (y) such deposit is            Telephone:
specifically authorized by a                      -------------------------
fiduciary or other authorized
official of any such trust or           Facsimile:
fund.                                             -------------------------
- - ----------------------------------

                  Maximum shares to be purchased by Investor:

                -----------------------------------------------
                    Common Stock           Number of shares
                -----------------------------------------------
                       Class A
                -----------------------------------------------
                       Class C
                -----------------------------------------------

Accepted and agreed as
of July    , 1994.

FIDELITY FEDERAL BANK,
a Federal Savings Bank

By:
   --------------------------
Title:
      -----------------------

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